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                                                                    Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3, dated May 6, 2002) and related Prospectus of American Medical Technologies, Inc. for the registration of 1,000,000 shares of its common stock and to the incorporation by reference therein of our report dated March 1, 2002, with respect to the consolidated financial statements and schedule of American Medical Technologies, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.


                                                /s/ ERNST & YOUNG LLP
                                                ---------------------

May 6, 2002
San Antonio, Texas